                                                                    Exhibit   21
                                                                              --
                              MEASUREX CORPORATION
                            LISTING OF SUBSIDIARIES

The following table sets forth the name and jurisdiction of incorporation of each subsidiary of the Registrant as of December 1, 1996. Each subsidiary is wholly owned by the Registrant or a subsidiary of the Registrant (except in certain instances for directors' qualifying shares or as noted below) and is included in the Registrant's Consolidated Financial Statements.

            Subsidiary Name                               Incorporated In
            ---------------                               ---------------

(2)   Measurex Pty. Limited                                Australia
(2)   Measurex International GmbH                          Austria
(1)   Measurex Foreign Sales Corporation                   Barbados
(2)   Measurex do Brasil Ltda.                             Brazil
(1)   Measurex Systems, Inc.                               California
(1)   Measurex International Corporation                   California
(2)   Measurex Latin America                               California
(2)   Measurex Asia, Inc.                                  California
(2)   Measurex Korea, Inc.                                 California
(2)   Measurex Taiwan, Inc.                                California
(4)   Measurex Devron Inc.                                 Canada
(2)   Measurex Inc.                                        Canada
(8)   Industrial Gauging DISC, Inc.                        District of Columbia
(5)   BCF Holding Oy                                       Finland
(2)   Measurex Oy                                          Finland
(7)   Roibox Oy                                            Finland
(2)   Measurex S.A.R.L.                                    France
(8)   DMC France S.A.R.L.                                  France
(2)   Measurex GmbH                                        Germany
(8)   DMC Mess & Regeltechnik GmbH                         Germany
(2)   Measurex Italia S.R.L.                               Italy
(1)   Measurex Japan Limited                               Japan
(1)   Measurex Data Measurement Corporation                Maryland
(6)   Measurex S.A. de C.V.                                Mexico
(2)   Measurex B.V.                                        The Netherlands
(2)   Measurex Credit International B.V.                   The Netherlands
(2)   Measurex Systems N.Z. Limited                        New Zealand
(2)   Measurex Norway A.S.                                 Norway
(2)   Measurex International Financial, Inc.               Panama
(2)   Measurex (Portugal) Sistemas De Controle, Lda        Portugal
(2)   Measurex (Ireland) Limited                           Republic of Ireland
(3)   Measurex Ireland Finance                             Republic of Ireland
(2)   MAP Results Pte. Ltd.                                Singapore
(2)   Measurex Africa Propriety Limited                    South Africa
(2)   Measurex Sweden A.B.                                 Sweden
(2)   Measurex, A.G. (Switzerland)                         Switzerland
(2)   Measurex Olcum Aletleri Ticaret Limited Sirketi      Turkey
(2)   Measurex International Systems Limited               United Kingdom
(8)   DMC (U.K.) Limited                                   United Kingdom
(8)   DMC Foreign Sales Corporation                        U.S. Virgin Islands
(2)   Measurex De Venezuela, C.A.                          Venezuela

                                                                    Exhibit   21
                                                                             ---
                              MEASUREX CORPORATION
                      LISTING OF SUBSIDIARIES (CONTINUED)


NOTES:

(1) Subsidiary of Measurex Corporation
(2) Subsidiary of Measurex International Corporation
(3) Subsidiary of Measurex (Ireland) Limited
(4) Subsidiary of Measurex Inc.
(5) Subsidiary of Measurex Oy
(6) 51% owned by Measurex Latin America, 49% owned by Measurex International Corporation
(7) 70% owned by Measurex Oy and 30 % owned by BCF Holding Oy.
(8) Subsidiary of Measurex Data Measurement Corporation